Exhibit 10.1

CONSENT #3 REGARDING MASTER LOAN AND SECURITY AGREEMENT

THIS CONSENT #3 REGARDING MASTER LOAN AND SECURITY AGREEMENT (this “Consent”) is made as of December 29, 2015 (the “Effective Date”), by and among BANK OF AMERICA, N.A. (“Agent”), BANC OF AMERICA LEASING & CAPITAL, LLC (together with its permitted successors and assigns, including the Assignee Lenders under the Assignment Agreement, “Lender”), CSC ASSET FUNDING I LLC (“Borrower”) and COMPUTER SCIENCES CORPORATION (“Guarantor”).

RECITALS:

R-1.    Pursuant to that certain Master Loan and Security Agreement (Number 27108-70000) dated May 28, 2014 by and among Agent, Lender and Borrower and consented to and acknowledged by Guarantor (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Loan Agreement”), Lender made available to Borrower, subject to the terms and conditions thereof, commitments to make “Advances” under (and as defined in) the Loan Agreement in the aggregate principal amount of up to $250,000,000. Capitalized terms used in this Consent that are not otherwise defined in this Consent shall have the respective meanings assigned thereto in the Loan Agreement.

R-2.    The Loan Agreement provides that Lender agrees to make Advances in order to finance the purchase of Equipment by Borrower for eighteen (18) months following the Closing Date. Borrower has requested that Lender extend the Drawdown Period to twenty-two (22) months following the Closing Date but no later than March 31, 2016.

R-3.    The Loan Agreement provides that the deadline for requesting an Advance is the first business day of the month in which such Advance is to occur and that the proceeds of such Advance will be made available to Borrower on the 15th day of such month. Notwithstanding the foregoing, Borrower has requested that Lender make available to Borrower the proceeds of an Advance on December 29, 2015 so long as the request for such Advance (and supporting materials) is submitted to Agent on or prior to December 17, 2015.

NOW THEREFORE, in consideration of Agent’s and Lender’s consent contained in Section 1 of this Consent and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lender, Borrower and Guarantor hereby agree as follows:

1.Consents. Agent and Lender hereby agree that the Drawdown Period shall be extended from eighteen (18) months following the Closing Date to twenty-two (22) months following the Closing Date but no later than March 31, 2016. For the avoidance of doubt:

(a)     the first sentence of Section 2 of the Loan Agreement is hereby amended to read in its entirety as follows:

“For a period of twenty-two (22) months following the Closing Date but no later than March 31, 2016 (the "Drawdown Period"), Borrower may request advances hereunder (each, an "Advance" and together, the "Advances"), not more frequently than one (1) Advance per calendar month (it being understood that each Advance may be comprised of advances pursuant to multiple Equipment Notes) which Advances collectively may not exceed the Maximum Loan Amount.”

(b)    the last sentence of Section 2 of the Loan Agreement is hereby amended to read in its entirety as follows:

“The final Unused Fee shall be payable to Lender on March 31, 2016 unless the Maximum Loan Amount is reduced to zero prior to January 1, 2016.”
Agent and Lender hereby further agree that Section 3 of the Loan Agreement shall be amended solely with respect to any Advance to be made in December, 2015 by modifying (i) the deadline for submitting an executed borrowing certificate and related materials from “on or prior to the first business day” of December 2015 to “on or prior to the 17th day” of December 2015 and (ii) the date of disbursement of the proceeds of such Advance to Borrower from December 15, 2015 to December 29, 2015.

Agent’s and Lender’s consent set forth in this Section 1 shall not, except as expressly set forth in this Section 1 (a) constitute (i) a future waiver of or consent to, or affect or diminish in any way, any of Agent’s or Lender’s rights under the Loan Agreement or the other Related Agreements, (ii) an amendment, modification, or alteration of the Loan Agreement or the other Related Agreements, or (iii) a custom or course of dealing or a waiver of Agent’s or Lender’s right to withhold Agent’s or Lender’s consent for any similar or different request in the future, (b) be construed as a novation, or (c) waive, annul, vary or affect any of Borrower’s or Guarantor’s obligations or agreements under the Loan Agreement or the other Related Agreements.

2.    Conditions Precedent to Effectiveness. The effectiveness of this Consent and the obligations of Agent and Lender hereunder are subject to the following conditions:

(a)    receipt by Agent of a duly executed counterpart of this Consent signed by Borrower, Guarantor, Agent and Lender (including all Assignee Lenders);

(b)    the fact that the representations and warranties of Borrower and Guarantor contained in Section 3 of this Consent shall be correct in all material respects on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were correct in all material respects on and as of such earlier date; and

(c)    all other documents and legal matters in connection with the transactions contemplated by this Consent shall be reasonably satisfactory in form and substance to Lender and its counsel (which condition shall be deemed satisfied upon Agent’s release of its signature page, and the signature page(s) of the Majority in Interest Party, to this Consent).

3.    Representations and Warranties. Borrower and Guarantor represent and warrant to Lender that all representations and warranties given by Borrower and Guarantor in the Loan Agreement and the other Related Agreements are correct in all material respects as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were correct in all material respects on and as of such earlier date. Borrower and Guarantor further represent and warrant to Agent and Lender that (a) Borrower and Guarantor are in full compliance with all of Borrower’s and Guarantor’s respective covenants contained in the Loan Agreement and the Related Agreements as of the date hereof, (b) no Default or Event of Default under the Loan Agreement has occurred and is continuing on the date hereof, (c) this Consent has been duly authorized, validly executed and delivered by one or more authorized officers of Borrower and Guarantor and constitutes the legal, valid and binding obligations of Borrower and Guarantor enforceable against Borrower and Guarantor in accordance with its terms (subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, (ii) concepts of reasonableness and (iii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (d) Borrower and Guarantor each has the corporate or limited liability company power and authority, as applicable, to enter into this Consent and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it hereunder.

4.    Ratification of Loan Agreement and Related Agreements. Borrower and Guarantor hereby (a) certify and acknowledge that all terms of the Loan Agreement, the Equipment Notes, the Guaranty, the other Related Agreements and all documents and instruments executed and delivered in furtherance thereof, remain in full force and effect and (b) ratify and confirm in all respects their respective obligations under the agreements referenced in clause (a).

5.    Miscellaneous. This Consent may be executed in counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. If a court finds any provision of this Consent unenforceable, all other provisions shall remain enforceable to the maximum extent permitted by law. This Consent may be amended only by a written instrument executed by Borrower, Guarantor, Agent and the Majority in Interest Party. If there is any conflict between the provisions of this Consent and the provisions of the Loan Agreement, the provisions of this Consent shall prevail. All paragraph headings or captions are provided for information purposes only and shall not be construed in the interpretation of the applicable paragraph. Section 18(f) of the Loan Agreement is incorporated herein by reference.

[Signature Pages Follow]

IN WITNESS WHEREOF, Agent, Lender, Borrower and Guarantor have executed this Consent as of the date first set forth above.
AGENT:
BANK OF AMERICA, N.A.

By:	/s/ Bridgett J. Manduk Mowry
Name:	Bridgett J. Manduk Mowry
Title:	Vice President

LENDER:
BANC OF AMERICA LEASING & CAPITAL, LLC

By:	/s/ Terri J. Preston
Name:	Terri J. Preston
Title:	Vice President

BORROWER:
CSC ASSET FUNDING I LLC
By: CSC Finance Company LLC, its Sole Member
By: Computer Sciences Corporation, its Sole Member

By:	/s/ H.C. Charles Diao
Name:	H.C. Charles Diao
Title:	Vice President, Finance and Corporate Treasurer

GUARANTOR:

COMPUTER SCIENCES CORPORATION

By:	/s/ H.C. Charles Diao
Name:	H.C. Charles Diao
Title:	Vice President, Finance and Corporate Treasurer

Each of the undersigned, as an Assignee Lender under the Assignment Agreement, hereby acknowledges and consents to the execution and delivery and terms of the Consent:

BANC OF AMERICA LEASING & CAPITAL, LLC

By:	/s/ Terri J. Preston
Name:	Terri J. Preston
Title:	Vice President

BTMU CAPITAL LEASING & FINANCE, INC.

By:	/s/ Gregory B. Register
Name:	Gregory B. Register
Title:	Managing Director

U.S. BANK EQUIPMENT FINANCE,
a division of U.S. Bank National Association

By:	/s/ April Craig
Name:	April Craig
Title:	Vice President

CITIZENS ASSET FINANCE, INC. (F/K/A RBS ASSET FINANCE, INC.)

By:	/s/ Tina Carroll
Name:	Tina Carroll
Title:	Vice President

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Ken Takahashi
Name:	Ken Takahashi
Title:	Managing Director